 UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 15, 2019
EVOLUS, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-38381	46-1385614
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

520 Newport Center Drive, Suite 1200
Newport Beach, California 92660
(Address of principal executive offices) (Zip Code)

(949) 284-4555
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.00001 per share	EOLS	Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☑

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.
☑

Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Effective July 15, 2019, the Board of Directors (the “Board”) of Evolus, Inc. (the “Company”), upon the recommendation of its Nominating and Corporate Governance Committee (the “Committee”), appointed Peter Farrell and Karah Parschauer as members of the Board. Dr. Farrell will serve as a Class I director, with an initial term expiring at the annual meeting of stockholders in 2022. Ms. Parschauer will serve as a Class III director, with an initial term expiring at the annual meeting of stockholders in 2021.

The Committee and the Board determined that each of Dr. Farrell and Ms. Parschauer qualifies as an independent director under the director independence standards set forth by applicable Marketplace Rules of The Nasdaq Stock Market and by the U.S. Securities and Exchange Commission (the “SEC”).

In connection with their appointments and in accordance with the Company’s compensation arrangements for its non-employee directors described in the Company’s Proxy Statement for its 2019 Annual Meeting of Stockholders filed with the SEC on April 29, 2019 (the “Director Compensation Program”), on July 15, 2019 each of Dr. Farrell and Ms. Parschauer was granted a stock option to acquire 26,163 shares of the Company’s common stock at a per share exercise price of $15.99. Each stock option is scheduled to vest over a period of two years, with 50% of the shares subject to each option scheduled to vest on July 15, 2020 and the balance scheduled to vest on July 15, 2021. In accordance with the Director Compensation Program, each of Dr. Farrell and Ms. Parschauer will also receive an annual retainer of $40,000 for service as a Board member, pro-rated for any partial year of service.

The Company also entered into an indemnification agreement with each of Dr. Farrell and Ms. Parschauer consistent with the standard form of indemnification agreement entered into with each of the Company’s other directors, which is filed as Exhibit 10.11 to Amendment No. 1 to the Company’s Registration Statement on Form S-1 filed with the SEC on January 25, 2018. The indemnification agreements provide, among other things, that the Company will indemnify each of Dr. Farrell and Ms. Parschauer to the fullest extent permitted under Delaware law for certain liabilities that may arise in connection with his or her service as a director of the Company and will advance certain expenses incurred in connection with any proceeding for which he or she could be indemnified.

There are no arrangements or understandings between either of Dr. Farrell or Ms. Parschauer and any other persons pursuant to which they elected as a director of the Company. There are no family relationships between either of Dr. Farrell or Ms. Parschauer and any director, executive officer, or any person nominated or chosen by the Company to become a director or executive officer. There are no related person transactions (within the meaning of Item 404(a) of Regulation S-K promulgated by the SEC) between either of Dr. Farrell or Ms. Parschauer and the Company.

Item 7.01 - Regulation FD Disclosure.

On July 15, 2019, the Company issued a press release announcing the appointment of Dr. Farrell and Ms. Parschauer to the Board.  A copy of the press release is filed as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

As provided in General Instruction B.2 of Form 8-K, the information in this Item 7.01 (including Exhibit 99.1) shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be incorporated by reference into any registration statement or other document filed under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit Number	Description
99.1	Press Release of Evolus, Inc., dated July 15, 2019

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EVOLUS, INC.

Dated: July 16, 2019	By:	/s/ David Moatazedi
David Moatazedi President and Chief Executive Officer